SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Share Agreement”) is made as of the 7th day of May, 2015, by and between PacificWave Partners Limited (the “Share Purchaser”) and Elwood Shepard (the “Seller”).

RECITALS

A.

The Seller owns 26,023,800 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of B4MC Gold Mines, Inc., a Nevada corporation (the “Company”).

B.

The Seller desires to sell 26,023,800 Shares to the Share Purchaser, and the Share Purchaser desire to purchase the Shares from the Seller, on the terms and subject to the conditions set forth herein.

C.

Pursuant to a Stock Purchase Agreement, dated May __, 2015 (the “Company Agreement”), between the Company and the Share Purchaser, the Share Purchaser has agreed to purchase from the Company 248,976,200 newly issued shares of Common Stock.

SHARE AGREEMENT

It is agreed as follows:

1.

PURCHASE AND SALE OF SHARES.  In reliance upon the representations and warranties of the Seller and the Share Purchaser contained herein and subject to the terms and conditions set forth herein, at Closing, the Share Purchaser shall purchase, and the Seller shall sell to the Share Purchaser, the Shares as follows:

1.1

Consideration for the Shares. As consideration for the purchase of 26,023,800 Shares, Share Purchaser shall pay to Seller, or their assigns, the gross sum of $26,023.80 on a date mutually agreed to by the parties that is not later than May 31, 2015 (the “Closing Date”).

2.

CLOSING.

2.1

Date and Time.  Subject to all of the terms and conditions set forth in this Share Purchase Agreement being satisfied, the closing of the sale of Shares contemplated by this Share Agreement (the “Closing”) shall take place on the Closing Date and at such place as the Seller and the Share Purchaser shall mutually agree. The Closing shall not occur until the Company made all required filings with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), including without limitation Section 12(g) thereof, through the Closing Date; specifically, the Company must file Form 10-Ks for the years ended December 31, 2013 and 2014, and Forms 10-Q the three month periods ended March 31, 2014, June 30, 2014, September 30, 2014, and March 31, 2015 (the “SEC Filings”).  In the event that the Closing has not occurred and the Share Purchaser has failed to deliver the $26,023.80 consideration by the later of (a) the date that is 10 days after the SEC Filings have been duly filed and become effective under the Exchange Act and (b) the Closing Date, other than a failure to close due to a default, material breach of representation or failure to satisfy any condition by or on behalf of the Seller, then the Seller shall have the option to terminate this Agreement with no liability or obligation to Share Purchaser.

2.2

Reserved.

2.3

Deliveries by Seller.  At the Closing, the Seller will deliver to the Share Purchaser the certificate[s] representing the Shares, duly endorsed or delivered with stock powers appropriately executed, in either case with medallion signature guarantee[s], in the name of the Share Purchaser, against delivery to the Seller by the Share Purchaser of the items set forth above.

2.4

Conditions to Share Purchaser’s Obligations.  Share Purchaser’s obligations to consummate the other transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for Share Purchaser’s sole benefit, as applicable, and may be waived only by Share Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

2.4.1

The representations and warranties of the Seller herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Seller shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.

2.4.2

The Company shall have duly filed with the SEC the SEC Filings.

2.4.3

Seller shall have delivered to Share Purchaser evidence as of a date within 10 days prior to the Closing Date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of Nevada.

2.4.4

The Company Agreement shall have been duly executed and all conditions to the obligations of Share Purchaser thereunder shall have been satisfied or duly waived, and the closing thereunder shall have occurred simultaneously with the Closing.

2.4.5

Receipt not less than 10 prior to the Closing Date of (i) all Records, (ii) a current shareholder list of the Company and (iii) copies of all federal and state tax returns filed by the company for all tax years and periods commencing January 1, 2010.

3.

REPRESENTATIONS AND WARRANTIES OF THE SELLER.

As a material inducement to the Share Purchaser to enter into this Share Agreement and to purchase the Shares, the Seller represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

3.1

Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Share Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.  The Company has no subsidiaries.

3.2

Validity of Transactions.  This Share Agreement, and each document executed and delivered by the Seller in connection with the transactions contemplated by this Share Agreement, have been duly authorized, executed and delivered by the Seller and is each the valid and legally binding obligation of the Seller, enforceable in accordance with its terms.

3.3

Valid Issuance of Shares. The Shares that are being sold to the Share Purchaser hereunder are duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Share Agreement and under applicable federal and state securities laws, will be free of all other liens, security interests and adverse claims.

3.4

Title to Shares.  The Seller is the sole record and beneficial owner of the Shares, free and clear of all liens, encumbrances, security interests, equities, assessments and claims, and, upon delivery of the Shares by the Seller and payment of the Purchase Price in full by the Share Purchaser pursuant to this Share Agreement, the Seller will transfer to the Share Purchaser valid legal title to the Shares, free and clear of all liens, encumbrances, security interests, equities, assessments and claims.

3.5

No Violation.  The execution, delivery and performance of this Share Agreement will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound.

3.6

Capitalization. The authorized capital stock of the Company consists of 750,000,000 Shares of Common Stock, par value $0.001 per share, of which 42,487,651 shares are issued and outstanding as of the date of this Agreement. All outstanding Shares of Common Stock (the, “Capital Stock”) are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable laws, including pursuant to registration under, or valid exemptions from, federal securities laws and any applicable state securities (or blue sky) Laws.  (A) No shares of Capital Stock of the Company are subject to preemptive rights or any other similar rights or any liens suffered or permitted by the Company; (B) except as reported in the Company’s SEC reports, Seller are not aware of any outstanding options, rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company, or agreements or other arrangements by which the Company is or may become bound to issue additional shares of Capital Stock of the Company or options, rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company; (C) except as reported in the Company’s SEC reports, Seller are not aware of any agreements or other arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933; (D) except as reported in the Company’s SEC reports, Seller are not aware of any outstanding securities or instruments of the Company that contain any redemption or similar provisions, and Seller are aware of no agreements or other arrangements by which the Company is or may become bound to redeem a security of the Company, and Seller are aware of no other stockholder agreements or similar agreements to which the Company, or, to the knowledge of the Seller, any holder of Capital Stock of the Company is a party; (E) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (F) to the Seller’s knowledge, no officer or director of the Company or beneficial owner of any outstanding shares of Common Stock has pledged shares of Company Common Stock in connection with a margin account or other loan secured by such Company Common Stock.  There is no voting trust, agreement or arrangement among any of the record or beneficial holders of Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Stock.

3.7

Financial Statements. The audited balance sheet of the Company (referred to herein as the "Company Balance Sheet") as of December 31, 2012 (the "Company Balance Sheet Date") and the audited statement of operations, stockholders' equity and cash flows of the Company for the twelve-months ended December 31, 2012  (collectively, the "Company Financial Statements (including the notes thereto)) (i) are consistent with the books and records of the Company, (ii) fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of their operations and cash flows, as applicable, for the periods then ended (subject, in the case of unaudited statements and the half-year statement, to normal year-end audit adjustments), and (iii) have been prepared in accordance with generally accepted accounting principals (“GAAP”) applied on a basis consistent with prior accounting periods.

3.8

No Undisclosed Liabilities. To the Seller’s knowledge, the Company has no obligations or liabilities, whether direct or indirect, known or unknown, accrued, absolute or contingent, liquidated or unliquidated or due or to become due, except (a) to the extent set forth on or reserved against in the Company Balance Sheet or disclosed in the notes to the Company Financial Statements, (b) liabilities incurred, and obligations for agreements entered into and obligations under agreements entered into, in the ordinary course of business since the Company Balance Sheet Date, and (c) liabilities incurred by the Company in connection with the transactions contemplated hereby or by the Company Agreement.

3.9

Taxes. All required federal, state and local tax returns of the Company have been accurately prepared and duly and timely filed through the year ended December 31, 2014, and all federal, state and local taxes required to be paid with respect to the periods covered by such tax returns have been paid. Due to a lack of income to the Company for several years, the Seller is aware of no outstanding federal, state or local tax liabilities for 2013 or 2014. To the Seller’s knowledge, the Company is not and has not been delinquent in the payment of any tax.  To the Seller’s knowledge, the Company has not had a tax deficiency assessed against it.  To the Seller’s knowledge, none of the Company’s federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The Seller are unaware of any federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to taxes or any tax returns of the Company now pending, and the Seller believe that the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to taxes or any tax returns.  The Seller believes that the Company does not have, and has not at any time ever had, any “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1968 (“ERISA”), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, options, or other forms of incentive compensation or post-retirement compensation or any obligations under or with respect to any such plans. The Seller believe that the Company is not subject to contingent liability under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

3.10

No Brokers. The Seller is not aware of any claim by any person who has, or as a result of the transactions contemplated by this Agreement will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.  The Seller agrees to indemnify and hold Share Purchaser harmless from and against any and all loss, claim or liability arising out of any claim by any Person for any such commission, fee or other compensation.

3.11

Litigation. The Seller is not aware of any claim, legal action, suit, demand letter, arbitration, investigation or pending or possible enforcement action or other legal, administrative, regulatory or other governmental proceeding or hearing (“Litigation”) before or by any governmental authority pending or, to the knowledge of the Seller, threatened against or affecting the Company or any of its properties, assets or business, or any officer or director of the Company in connection with his or her status as a director or officer of the Company.  To the knowledge of the Seller, no officer or director of the Company nor, to the knowledge of the Seller, any holder of more than five percent of the outstanding securities of the Company has been involved in securities-related Litigation during the past 10 years.  To the knowledge of the Seller, none of the Company or any of its officers or directors is under any investigation by any governmental authority related to the conduct of the Company’s business, and there are no incidents, transactions or circumstances which might reasonably be expected to trigger such an investigation.

3.12

Disclosure. All of the information provided by, or on behalf of, the Seller regarding the Company or any of its officers, directors, employees, agents or other representatives to Share Purchaser or its representatives for purposes of, or otherwise in connection with, the preparation of any filings to be made with any governmental authority in connection with the consummation of the transactions contemplated hereby is accurate and complete in all material respects to the best of Seller’s knowledge. There is no fact relating to the Company known to the Seller that the Seller has not disclosed to Share Purchaser in writing that materially and adversely affects nor, insofar as the Seller can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Company.  To the best of the Seller’s knowledge, no representation or warranty by the Company or the Seller herein and no information disclosed in the schedules or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading. The minute books and records of the Company (the “Records”) which have been made available to Share Purchaser and its counsel, in connection with their due diligence investigation of the Company for the periods from their respective inception dates to the date of this Agreement, are all of the minute books and all of the material corporate records of the Company and contain copies of all material proceedings of the stockholders, the boards of directors and all committees of the boards of directors of the Company.  The Seller is not aware of any material meetings, resolutions or proceedings of the stockholders, board of directors or any committees of the board of directors of the Company other than those reflected in such minute books and other records provided to Share Purchaser and its counsel.

3.13

Survival. The representations and warranties of the Seller made in this Section 3 of this Agreement shall survive the Closing for the period ending 180 days from Closing; provided that this Section 3.13 shall not limit any claim for fraud, intentional breach or willful misconduct.

3.14

Limitation of Liability. Notwithstanding the foregoing Sections 3.1 through 3.14 or any other provisions of this Agreement, the aggregate liability of the Seller from any cause whatsoever arising out of the Share Purchases set out in this Agreement will not, in any event, exceed the aggregate of the amount paid by the Share Purchaser pursuant to this Agreement and the Company Agreement.

3.15

No Other Agreement. Except as disclosed herein, as of the date of this Agreement, the Seller is not a party nor intend to become a party to any agreement with the Share Purchaser, including any release agreements, share assignment, nor business arrangement.

4.

REPRESENTATIONS AND WARRANTIES OF THE SHARE PURCHASER.

The Share Purchaser hereby represents, warrants, and covenants with the Seller as follows:

4.1

Share Purchaser Sophistication and Ability to Bear Risk of Loss.  The Share Purchaser acknowledges that he is able to protect his interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Share Purchaser’s financial condition.  The Share Purchaser otherwise has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Shares.

5.

FURTHER ASSURANCES; COOPERATION.  Each party hereto will, before, at, and after the Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Share Agreement.  Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Company or the Share Purchaser, and without further consideration, the Seller (a) will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Company or the Share Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Share Purchaser, and to confirm the Share Purchaser’s title to, the Shares, and (b) will execute such documents as and take such action as the Company or the Share Purchaser may reasonably deem necessary or desirable in order to prepare and file any future SEC Reports that the Company seeks to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange.

6.

MISCELLANEOUS.

6.1

Governing Law.  This Share Agreement shall be governed by and construed under the laws of the State of Nevada.

6.2

Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.3

Entire Agreement.  This Share Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.  Nothing in this Share Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Share Agreement, except as expressly provided herein.

6.4

Severability.  In case any provision of this Share Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5

Amendment and Waiver.  Except as otherwise provided herein, any term of this Share Agreement may be amended, and the observance of any term of this Share Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Seller and the Share Purchaser.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each future holder of any security purchased under this Share Agreement (including securities into which such securities have been converted) and the Seller.

6.6

Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Share Agreement are for convenience of reference only and are not to be considered in construing this Share Agreement.

6.7

Joint Drafting.  This Share Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one party shall be made solely by virtue of such party allegedly having been the draftsperson of this Share Agreement.

6.8

Acknowledgments and Assent.  The Seller and the Share Purchaser acknowledge that they have been given a number of weeks to consider the terms and conditions of this Share Agreement; and they have been respectively advised to consult with an independent attorney prior to signing this Share Agreement and they each have in fact consulted with independent counsel of their own choosing prior to executing this Share Agreement.  The parties agree that they have read this Share Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

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IN WITNESS WHEREOF, the parties have executed this Share Agreement as of the date first set forth above.

SHARE PURCHASER:

PACIFICWAVE PARTNERS LIMITED

By: Henrik Rouf

Henrik Rouf

Its: Managing Director

SELLER:

ELWOOD SHEPARD

/s/ Elwood Shepard